UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report: September 30, 2005
                      (Date of earliest event reported)

                              FNB CORPORATION
         (Exact name of registrant as specified in its charter)

   Virginia
(State or other
jurisdiction of              000-24141                 54-1791618
incorporation or            (Commission             (I.R.S. Employer
organization)                File Number)            Identification No.)

                               105 Arbor Drive
                        Christiansburg, Virginia 24073
          (Address of principal executive offices, including zip code)

                                540-382-4951
              (Registrant's telephone number, including area code)

                                     n/a
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement.

     As previously disclosed in FNB Corporation's most recent proxy statement dated March 31, 2005, on occasion, when a retiring officer's expertise is particularly valuable, the Corporation may enter into a post-retirement consulting arrangement with the retiring officer in order to continue to benefit from the individual's advice and recommendations. As of the release of its proxy statement dated March 31, 2005, FNB Corporation had two such post-retirement consulting arrangements in place with former officers.

     On September 30, 2005, the Corporation entered into another such arrangement with R. Bruce Munro effective upon his retirement, on the same date, as Executive Vice President of FNB Corporation and Interim President and CEO of the Corporation's First National Bank affiliate.

     The post-retirement arrangement with Mr. Munro provides for payment of an annual retainer of $6,000 for his consulting services and an annual payment of $18,000 for his agreement not to compete. These amounts are payable monthly in equal installments, with the first installment being due and payable on the last day of the month immediately following his retirement (October 31, 2005), and on the last day of each month thereafter, for a period of five years.

     A copy of Mr. Munro's consulting agreement will be filed as an exhibit to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005.

     Additionally, in connection with his retirement, Mr. Munro was transferred title to his company car, which was valued at $4,150.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FNB CORPORATION
                                              (Registrant)

                                           /s/ William P. Heath, Jr.
                                           William P. Heath, Jr.
                                           President and Chief Executive
                                           Officer


Date:   September 30, 2005
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